Exhibit 99.2

Helomics Holding Corporation
Consolidated Balance Sheets

	03/31/19	12/31/18
Current Assets:	(unaudited)	(from audited financials)
Cash & cash equivalents	$46,602	$30,802
Accounts receivable, net	208,282	237,640
Inventories, net	17,727	17,508
Prepaid expenses	14,736	21,445

Total Current Assets	287,347	307,395

Fixed assets, net	903,677	1,203,572
Intangible assets, net	157,269	160,775
Equity investment	825,000	682,000

Total Assets	$2,173,293	$2,353,742

Current Liabilities:
Accounts payable	$2,298,734	$2,112,732
Accrued expenses	1,764,911	1,515,947
Capital leases - short term	-	5,258
Notes payable - Predictive Oncology	1,890,012	1,165,012
Notes payable - senior promissory, net of discount	7,625,236	7,498,333
Common stock warrant liability	7,846,362	7,099,842

Total Current Liabilities	21,425,255	19,397,124

Total Liabilities	21,425,255	19,397,124

Stockholders' Deficit
Preferred stock, 5mm authorized, 2.5mm and 2.5mm outstanding, respectively	2,500	2,500
Common stock, $.001 par value, 50mm authorized, 10.8mm and 10.8mm outstanding, respectively	10,833	10,833
Additional paid in capital	1,540,467	1,540,467
Accumulated deficit	(20,805,762)	(18,234,182)
Accumulated other comprehensive income	-	(363,000)

Total Stockholders' Deficit	(19,251,962)	(17,043,382)

Total Liabilities and Stockholders' Deficit	$2,173,293	$2,353,742

The accompanying notes are an integral part of these consolidated financial statements.

Helomics Holding Corporation
Consolidated Statements of Operations and Other Comprehensive Loss
(unaudited)

	For the Three Months Ended
	03/31/19	03/31/18
Revenue	$45,835	$91,259

Cost of goods sold	34,726	83,756

Gross margin	11,109	7,503

General & adminstrative expense	695,805	983,495

Operations expense	503,714	445,217

Sales & marketing expense	50	119

Total expense	1,199,569	1,428,831

Net loss on operations	(1,188,460)	(1,421,328)

Amortization of debt issuance costs and debt discount	(139,056)	(705,925)
Unrealized loss on common stock warrant liability	(746,519)	(2,550,244)
Interest expense - notes payable and capital leases	(313,323)	(63,423)
Other Income	178,778	3,022

Net Loss	(2,208,580)	(4,737,898)

Other comprehensive income (loss)
Other comprehensive income (loss)	-	165,000

Comprehensive loss	(2,208,580)	(4,572,898)

The accompanying notes are an integral part of these consolidated financial statements.

Helomics Holding Corporation
Statement of Changes in Accumulated Deficit
(unaudited)

	Preferred Stock Shares	Preferred Shares Amount	Common Stock Shares	Common Shares Amount	Additional Paid- In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)	Total
Balance at 12/31/17	-	$-	10,000,100	$10,000	$(1,200)	$-	$(5,479,949)	$(5,471,149)

Issuance of Preferred Stock, 2,500,000 shares, $.001 per share	2,500,000	2,500			1,042,500			1,045,000
Issuance of Common Stock, 833,333 shares, $.001 per share			833,333	833	499,167			500,000
Unrealized gain on equity investment						165,000		165,000

Net Loss							(4,737,898)	(4,737,898)

Balance at 03/31/18	2,500,000	$2,500	10,833,433	$10,833	$1,540,467	165,000	$(10,217,847)	$(8,499,047)

Balance at 12/31/18	2,500,000	$2,500	10,833,433	$10,833	$1,540,467	(363,000)	$(18,234,182)	$(17,043,382)

Adoption of ASU 2016-01						363,000	(363,000)	-

Net Loss							(2,208,580)	(2,208,580)

Balance at 03/31/19	2,500,000	$2,500	10,833,433	$10,833	$1,540,467	$-	$(20,805,762)	$(19,251,962)

The accompanying notes are an integral part of these consolidated financial statements.

Helomics Holding Corporation
Consolidated Statements of Cash Flows
(unaudited)

	03/31/19	03/31/18
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,208,580)	$(4,737,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in value of equity investments	(143,000)	-
Amortization of debt issuance costs and debt discount	139,056	705,925
Unrealized loss on common stock warrants	746,519	2,550,244
Depreciation and amortization	303,402	303,095
Changes in operating assets and liabilities:
Accounts receivable	29,358	222,127
Prepaid expenses & other assets	(5,443)	(90,782)
Inventories	(219)	24,262
Accounts payable and accrued expenses	434,966	(449,619)

Net Cash Used In Operating Activities	(703,941)	(1,472,646)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from senior promissory notes	-	2,935,000
Proceeds from notes payable, Predictive Oncology	725,000	-
Payments on capital leases	(5,259)	(32,418)

Net Cash Provided by Financing Activities	719,741	2,902,582

Net Increase In Cash And Cash Equivalents	15,800	1,429,936

CASH AND CASH EQUIVALENTS
Beginning of period	30,802	45,016

End of period	$46,602	$1,474,952

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Cash paid during the period for interest	$230	$2,355

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
Conversion of debt to common stock	$-	$500,000
Issuance of preferred stock	$-	$1,045,000
Conversion of derivative liability to notes payable	$-	$1,153,998

The accompanying notes are an integral part of these consolidated financial statements.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - ORGANIZATION

A. Nature of Operations and Continuance of Operations

Helomics Holding Corporation (the “Company” or “Helomics”) was originally incorporated on November 15, 2016 in Delaware as Helomics Corporation. The Company commenced its operations on December 7, 2016, when Helomics Holding Corporation, through its wholly-owned subsidiary Helomics Intermediate Corporation, acquired all the outstanding shares of the Helomics Corporation. Helomics® is a personalized medicine company providing an actionable roadmap for patients and their oncologist to guide therapy and positively impact patient outcomes. The Company’s business model consists of three complementary pillars, all of which have generated revenue and have growth strategies in place. The Company’s initial pillar is the Precision Oncology Insights business, which involves comprehensive tumor profiling, using the power of Artificial Intelligence and the Digital Clinical Health Insight Platform (D-CHIP), to provide a personalized oncology roadmap for patients and their oncologists. The Company’s second pillar offers boutique CRO (Contract Research Organization) services that leverage the Company’s TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to the Company’s client’s specific needs. The Company’s third pillar, the D-CHIP bioinformatics, is a proprietary Artificial Intelligence-powered bioinformatics engine that provides actionable insights from the rich patient data Helomics collects as part of its diagnostic business. Pharma and diagnostics companies use the D-CHIP to aid disease diagnosis or drive patient selection for clinical trials.

Helomics is specifically attentive toward oncology insights for six specific cancers (ovarian, breast, pancreatic, colon, lung and brain cancer), and the Company is building a bioinformatics database of artificial intelligence for those six cancers, providing actionable data that can facilitate the development of precision therapies.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and was purchased by a new ownership group on December 7, 2016. The Company has experienced negative cash flows from operations since inception, and operations have been funded by debt and equity issuances. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not contain any adjustments to reflect the possible future effects of the recoverability or classification of assets or the amounts and classifications of liabilities that may result.

Through the three months ended March 31, 2019 the Company has continued to realize recurring losses from operations and thus a negative cash flow from operations. The Company completed its merger with a public company on April 4, 2019 for purposes of raising additional capital to fund operations going forward (see Note 12).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies applied by management in the preparation of the accompanying financial statements follows:

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A.	PRINCIPLES OF CONSOLIDATION

The accompanying condensed consolidated financial statements include the accounts of Helomics Holding Corporation, and its subsidiaries, Helomics Intermediate Corporation, and Helomics Corporation. All intercompany accounts and transactions have been eliminated in consolidation.

B.	Accounting Policies and Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C.	Advertising

Advertising costs are expensed as incurred. Advertising expenses were $50 and $119 for the three months ended March 31, 2019 and 2018, respectively.

D.	Research and Development

Research and development costs are charged to operations as incurred. There were no research and development costs incurred for the three months ended March 31, 2019 and 2018, respectively.

E.	Revenue Recognition

Effective January 1, 2019, the Company adopted ASC 606 - Revenue from Contracts with Customers,

which amends the guidance for the recognition of revenue from contracts with customers for the transfer of goods and services, by using the modified-retrospective method applied to any contracts that were not completed as of January 1, 2019. The Company had no open contracts at December 31, 2018. The Company recognizes revenue following the five-step model outlined in ASC 606.

The Company has three business lines that generate revenue which are recognized in two categories, clinical testing of patient samples and services contracts from both Contract or Clinical Research (CRO) and the Companies D-CHIP Bioinformatics database. The Company recognizes revenue when control of promised goods or services is transferred to its customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services.

Revenue from Clinical Testing of Patient Samples

The Precision Oncology Insights are clinic diagnostic testing comprised of the Company’s ChemoFx and BioSpeciFx tests. The ChemoFx test determines how a tumor specimen reacts to a panel of various chemotherapy drugs, while the BioSepciFx test evaluates the expression of a particular gene related to a patients’ tumor specimen.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

At the time of final test, revenue is recognized at a basis including an uncollectible amount equal to the Company’s historical reimbursement average from Medicare and private payors insurance. This revenue is comprised of the Company’s clinical diagnostics tests that are performed in the Company’s CLIA (Clinical Laboratory Improvement Amendments) certified laboratory. These tests are requested from oncologists and the Company receives a tumor tissue specimen from the requesting physician which is tested accordingly, and once completed a final report is issued.

Clinical testing of patient samples consists of a single performance obligation that the Company satisfies at a point in time. The Company recognizes testing revenue when the following events have occurred: (a) the Company receives a specimen with a tissue transport requisition, (b) the Company assesses the quality and testability of the sample and once all testing parameters are met the Company sends an order form to the requesting physician, (c) upon receipt of order form testing proceeds and results are reported (final report) within 10-14 business days to the physician, and (d) the final report then prompts either a health insurance claim filed with the appropriate third party payor (Medicare, health insurance carrier, etc.) or a direct bill to a hospital. Payment terms vary by third-party payor but are generally between 30 and 180 days. The Company frequently experiences a denial of the initial claim which prompts an appeal process and subsequently will further delay any possible payment forthcoming.

The Company recognized revenues of $28,300 and $91,259 for the three months ending March 31, 2019 and 2018, respectively, from clinical testing of patient samples which is recognized at point in time.

Revenue from Service Contracts

The Contract or Clinical Research (“CRO”) agreements are fee-for-service contracts for clinical research or a study that typically includes multiple performance obligations throughout the contract. The Company provides a significant integration service resulting in a combined output, which is clinical trial data that meets the relevant regulatory standards and can be used by the customer to progress to the next phase of a clinical trial or solicit approval of a treatment by the applicable regulatory body. The performance obligations are satisfied over time throughout the project and can range in duration from three to thirty-six months. Service contracts can consist of single or multiple performance obligations that the Company satisfies at a point in time.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation on the basis of the standalone selling price of each distinct good or service in the contract. The Company recognizes service revenue when the following events have occurred: (a) the Company executes an agreed upon scope of work with a client, (b) services are completed per the details of the contract and, (c) the Company delivers to the client the appropriate data or report based on their project scope. Payment terms for service contracts are generally 30 days from invoice date.

Contracts from CRO projects, in many cases, require a down payment, equal to a percentage of the total contracted price that is due at execution of the agreement. At time of receipt this payment is recorded as a current liability. Once a performance obligation is met, the down payment, and any additional revenue related to the performance obligation, is recognized evenly over the periods the performance obligation is met.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s D-CHIP product delivers information and technology services that are applied to a bioinformatics database of tumor testing results. Service offerings, primarily under fixed-price contracts, typically include multiple performance obligations, including an ongoing subscription-based performance obligation for which revenue is recognized ratably as earned over the contract period, and/or a one-time performance obligation of data offerings for which revenue is recognized upon delivery.

The Company’s D-CHIP agreements typically have terms ranging from one to three years and are generally non-cancelable and do not contain refund-type provisions. Technology service offerings may contain multiple performance obligations consisting of a mix of small and large-scale services and consulting projects as well as multi-year outsourcing contracts. These arrangements typically have terms ranging from several months to three years, with a majority having terms of one year or more. For arrangements that include multiple performance obligations, the transaction price is allocated to the identified performance obligations based on their relative standalone selling prices. For these contracts, the standalone selling prices are based on the Company’s normal pricing practices when sold separately with consideration of market conditions and other factors. Revenues for services engagements where the transfer of control occurs ratably over time are recognized on a straight-line basis over the term of the arrangement.

For the three months ending March 31, 2019 the contract assets and contract liabilities are $0.

F.	Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximate fair value. The Company at times maintains cash balances at financial institutions in excess of the amounts insured by the

Federal Deposit Insurance Corporation. The Company believes it has placed its cash with high credit quality financial institutions and does not believe it is exposed to any significant credit risk.

G.	Fair Value Measurements

Under generally accepted accounting principles as outlined in the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standards ASC 820 establishes a three-level fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability as follows:

Level 1 - Observable inputs such as quoted prices in active markets for identical assets and liabilities,

Level 2 - Inputs other than quoted prices in active markets, that are observable either directly or indirectly for similar assets and liabilities; and

Level 3 - Unobservable inputs where there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company uses observable market data, when available, in making fair value measurements. Fair value measurements are classified according to the lowest level input that is significant to the valuation.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The carrying amounts of the Company’s cash, accounts receivable, accounts payable and the equity investment in Predictive Oncology Inc. (“Predictive”) (formerly Precision Therapeutics Inc.) approximated fair value as of March 31, 2019 due to their short-term nature (Level 1). The Company has common stock warrants, issued with notes payable, that are considered Level 3 in nature. The liability related to the common stock warrants is measured at fair value on a quarterly basis (see note 6).

H.	EQUITY INVESTMENT

In 2018, the Company sold a 20% equity position to Predictive in exchange for 1,100,000 shares of Predictive common stock (see Note 11). The Company records this asset on the balance sheet and it is classified as an Equity investment. Management evaluates the investment quarterly and records an adjustment to the investment value based on the closing stock price at the end of each quarter and the gain or loss is recognized in other income for the three month period ending March 31, 2019 and other comprehensive income for the three month period ending March 31, 2018.

On an annual basis the Company performs an impairment test of the asset due to events and changes in circumstances that indicates an impairment might have occurred.  There were no such impairment charges during the three months ended March 31, 2019 and 2018, respectively.

I.	ReceIVABLES

Receivables are reported at the amount the Company expects to collect on balances outstanding. The Company provides for probable uncollectible amounts through charges to earnings and credits to the valuation based on management’s assessment of the current status of individual accounts, changes to the valuation allowance has not been material to the financial statements.

J.	Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out basis. Inventory balance is as follows:

	March 31,	December 31,
	2019	2018
Lab Operating Supplies	$28,009	$27,790
Inventory Reserve	(10,282)	(10,282)
Total	$17,727	$17,508

K.	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Estimated useful asset life by classification is as follows:

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Years
Computer Equipment & Software	3
Leasehold Improvements	5
Laboratory Equipment	5-7
Furniture & Fixtures	3

The Company’s investment in fixed assets consists of the following:

	March 31,	December 31,
	2019	2018
Computer Equipment & Software	$462,876	$462,876
Leasehold Improvements	56,154	56,154
Laboratory Equipment	3,432,524	3,432,524
Furniture & Fixtures	194,710	194,710
Total	4,146,264	4,146,264
Less: Accumulated Depreciation	(3,242,587)	(2,942,692)
Total Fixed Assets, net	$903,677	$1,203,572

Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred. Depreciation expense was $299,895 and $299,588 for the three months ended March 31, 2019 and 2018, respectively.

L.	Intangible Assets

Intangible assets consist of trademarks and patent costs. Amortization expense was $3,507 for the three months ended March 31, 2019 and 2018, respectively. The assets are amortized over eighteen years and are reviewed for impairment annually, and impairment losses, if any, are charged to operations when identified.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The remaining amortization expense for the intangible assets consists of the following:

Year	Amount
2019	$10,521
2020	14,028
2021	14,028
2022	14,028
2023	14,028
Thereafter	90,636
Total	$157,269

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company reviews identifiable intangible assets for impairment in accordance with ASC 350 - Intangibles - Goodwill and Other, whenever events or changes in circumstances indicate the carrying amount may not be recoverable. The Company’s intangible assets currently are the sole costs of obtaining trademarks when the Company was acquired in December 2016. Events or changes in circumstances that indicate the carrying amount may not be recoverable include, but are not limited to, a significant change in the medical device marketplace and a significant adverse change in the business climate in which the Company operates.

If such events or changes in circumstances are present, the undiscounted cash flows method is used to determine whether the intangible asset is impaired. Cash flows would include the estimated terminal value of the asset and exclude any interest charges. If the carrying value of the asset exceeds the undiscounted cash flows over the estimated remaining life of the asset, the asset is considered impaired, and the impairment is measured by reducing the carrying value of the asset to its fair value using the discounted cash flows method. The discount rate utilized is based on management’s best estimate of the related risks and return at the time the impairment assessment is made. Based on the Company's evaluation, no impairment expense has been recognized for the three months ended March 31, 2019 and 2018, respectively.

M.	Income Taxes

The Company accounts for income taxes in accordance with ASC 740 - Income Taxes (ASC 740). Under ASC 740, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company reviews income tax positions expected to be taken in income tax returns to determine if there are any income tax uncertainties. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by taxing authorities, based on technical merits of the positions. The Company has identified no income tax uncertainties.

Tax years 1999 through 2018 remain open to examination by federal and state tax authorities due to the carryforward of unutilized net operating losses (NOLs).

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

N.	Patents and Intellectual Property

All Patents and Intellectual Property of ChemoFx® in use by the Company are currently owned by Healthcare Royalty Partners (former owners) and are being used by the Company in accordance with the Merger Agreement between Helomics and HealthCare Royalty Partners. The Company agreed to a term sheet for a nonexclusive license agreement on the patented ChemoFx technology. Terms were for an 8% royalty on net sales of ChemoFx®. As of the date of this report, the license agreement has not been finalized, and no accrued royalty has been recognized.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

O.	Risks and Uncertainties

The Company is subject to risks common to companies in the clinical diagnostic and service industry, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with regulations of the FDA and other governmental agencies.

P.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842 (ASU 2016-02), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice.

The standard states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2019. Early adoption is permitted.

As a result of the Company’s acquisition by Predictive, Helomics adopted Topic 842 (ASU 2016-02 at the close of merger on April 4, 2019, to align with Predictive’s policy. Upon adoption, the Company will recognize $780,594 of lease right-of-use assets and liabilities, for operating leases on its condensed balance sheet, of which, $422,126 will be classified as current liabilities.

Q.	RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers and created a new topic in the FASB ASC, Topic 606, and has since amended the standard with ASU 2015-14, “Revenue from Contracts with Customers: Deferral of the Effective Date” (ASU 2016-08), “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” (ASU 2016-10), “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing” (ASU 2016-12), “Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients” (ASU 2017-13).

These new standards provide a single comprehensive revenue recognition framework for all entities and supersedes nearly all existing U.S. GAAP revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard is designed to create greater comparability for financial statement users across industries and requires enhanced disclosures.

The FASB will allow two adoption methods, the full retrospective and modified retrospective approaches. The Company implemented the modified retrospective method which was effective for the Company for all contracts with customers’ existing as of January 1, 2019. This standard will impact the Company’s CRO and D-CHIP business units as revenue from these units is contract based, can have multiple performance obligations and the performance obligations are completed over time. During the period ending March 31, 2019 the Company recognized one contract under this standard where the performance obligation was met within the period.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01).

The standard changes how entities measure certain equity investments and present changes in the fair value of financial liabilities measured under the fair value option that are attributable to their own credit. Under the new guidance, entities will be required to measure equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income unless the investments qualify for the new practicability exception. The standard is effective for fiscal years beginning after December 15, 2018 including interim periods within those fiscal years. The Company has adopted this guidance in January 2019 and earnings on the equity investment will be recognized in net loss and no longer be recorded in other comprehensive income.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statements of cash flows.

The amendments are effective for non-public business entities for fiscal years beginning after December 15, 2018. The amendments are applied using a retrospective transition method to each period presented. If retrospective application is impractical for some of the issues addressed by the update, the amendments for those issues would be applied prospectively as of the earliest date practicable. Early adoption is permitted, including adoption in an interim period. The Company has adopted ASU 2016-15 in January 2019 and it did not have a material impact on its financial statements.

In July 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily

Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception.

The amendments in this update are intended to simplify the accounting for certain equity-linked financial instruments and embedded features with down round features that result in the strike price being reduced on the basis of the pricing of future equity offerings.

Under the new guidance, a down round feature will no longer need to be considered when determining whether certain financial instruments or embedded features should be classified as liabilities or equity instruments. That is, a down round feature will no longer preclude equity classification when assessing whether an instrument or embedded feature is indexed to an entity's own stock. In addition, the amendments clarify existing disclosure requirements for equity-classified instruments. These amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2019, with early adoption permitted. The Company early adopted the applicable amendments in 2017 on a retrospective basis, which did not impact the Company’s financial statements.

The Company reviewed all other significant newly issued accounting pronouncements and determined they are either not applicable to its business or that no material effect is expected on its financial position and results of its operations.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

R.	IMPAIRMENT

As a result of continued operating losses and cash flow deficiencies, the Company completed certain tests for the recoverability of long-lived assets held and used at the asset group level. Assessing the recoverability of long-lived assets held and used requires significant judgments and estimates by management. The Company will be required to conduct additional testing for the recoverability of long-lived assets held and used to the extent that a triggering event requiring such testing is identified in a future period.

The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset might not be fully recoverable.  The analysis of the recoverability utilizes undiscounted future cash flows.  The measurement of loss, if any, is calculated as the amount by which the carrying amount of the assets exceeds the estimated fair value as determined by comparable market transactions.

On an annual basis the Company performs an impairment test of certain long-lived assets due to events and changes in circumstances that indicates an impairment might have occurred.  There were no such impairment charges during the three months ended March 31, 2019 and 2018, respectively.

NOTE 3 – SENIOR PROMISSORY NOTES

Commencing on December 7, 2016 and through September 19, 2017, the Company, through a series of transactions with various investors, raised $3,461,995 through the sale of convertible promissory notes with various maturity dates that could be extended by the Company with an automatic conversion feature in the event of qualified financing. The Company issued warrants equal to 1% of the offering price to note holders to purchase shares of common stock at an exercise price of $1.00 per share.

In connection with the offering, the Company paid the placement agent a placement agent fee of 8% of the gross proceeds received in the offering, 5% net payout of which was paid to the placement agent's brokers in connection with the offering. Additionally, the Company issued placement agent warrants to purchase 20% of the aggregate number of common stock purchase warrants sold in the offering, with an exercise price of $0.01 per share.

The notes were subject to an automatic conversion feature whereby in the event of a qualified financing, the notes will be convertible at 75% of the aggregate purchase consideration paid by investors in the qualified financing. Due to the terms of the convertible notes payable, the Company determined the notes contained an embedded derivative which was required to be bifurcated and valued at the time of issuance.

The Company determined the derivative had no value at the time of issuance of the notes; however, as of December 31, 2017 the Company determined it was probable that a qualified financing event would occur, which resulted in recognition of a derivative liability of $1,153,998 as well as a loss on derivative instrument on the condensed consolidated statement of operations for the year ended December 31, 2017. The conversion feature resulted in an increase in value of the notes from $3,461,995 to a total liability of $4,615,993, including the derivative liability of $1,153,998 at December 31, 2017.

In January 2018, the Company executed a Subscription Agreement to bring additional operating capital into the company in the form of 15% senior promissory notes. The private offering was up to $3,000,000 and 6,000,000 warrants to purchase shares of the Company’s common stock. The warrants carry an exercise price of $1.00.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 – SENIOR PROMISSORY NOTES (Continued)

Through a series of transactions with various investors from January through October 2018, the Company raised $3,013,000 through the sale of senior promissory notes. The issuance of these senior notes triggered a qualified financing event and thus the convertible promissory notes issued in 2016 and 2017 were converted into the senior promissory notes.

After the Company closed on the qualified financing, triggering the auto conversion of the 2016 and 2017 notes, the liability on promissory notes totaled $7,633,326. In addition to the original 3,461,995 warrants issued with the convertible notes, the Company was required to issue an additional 9,279,672 common stock warrants. The majority of the noteholders have agreed to convert their notes into Predictive common stock upon close of the acquisition (see Note 11).

The value of the warrants is determined by using a Black Scholes Model and warrants issued to the placement agent are recorded as debt issuance costs while the investor warrants are recorded as a debt discount and the amounts are amortization over the term of the notes.

The Company recorded debt issuance costs of $0 and $117,544 for the three months ended March 31, 2019 and 2018, respectively. The company recorded a debt discount of $0 and $2,963,207 for the three months ended March 31, 2019 and 2018, respectively. Amortization of debt issuance costs and debt discount related to the issuance of warrants totaled $139,056 and $705,925 for the three months ended March 31, 2019 and 2018, respectively.

At March 31, 2019 outstanding senior promissory notes consisted of:

	March 31,	December 31,
	2019	2018
Senior Promissory Notes	$7,633,326	$7,633,326
Debt Discounts - Warrants	(8,090)	(134,993)

	$7,625,236	$7,498,333

NOTE 4 - NOTES PAYABLE – PREDICTIVE ONCOLOGY

The Company has received cash advances from Predictive totaling $2,390,012, which is collateralized by equipment owned by the Company in excess of $700,000. These secured promissory notes bear interest of 8% per annum. In January 2018, $500,000 of these notes were converted into common stock resulting in a total note payable of $1,890,012 as of March 31, 2019. Upon completion of the acquisition (see note 12) all remaining balances on the notes were eliminated.

NOTE 5 - EQUITY

On December 6, 2016, the Company amended its Certificate of Incorporation to increase the authorized shares of its common stock, $.001 par value, to 50,0000,000 shares from 1,000,000 shares and increase the authorized shares of its preferred stock, $.001 par value, to 5,000,000 shares from 100,000 shares.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – EQUITY (Continued)

Common Stock

At March 31, 2019 and December 31, 2018, the Company had issued and outstanding 10,833,433 and 10,833,433 shares of its common stock, respectively. See note 10 for issuance of additional common stock in connection with the conversion of $500,000 in notes payable to Predictive.

Preferred Stock

At March 31, 2019 and December 31, 2018, the Company had issued and outstanding 2,500,000 and 2,500,000 shares, respectively. See note 10 for issuance of preferred stock to Predictive in connection with the stock exchange agreement that was executed in January 2018. The terms of the preferred stock are described below:

Voting

The preferred stockholders are entitled to vote, together with the holders of common stock as one class, on all matters to which holders of common stock shall be entitled to vote, in the same manner and with the same effect as the common stockholders.

Dividends

The holders of the preferred stock shall be entitled to receive dividends, when, as, and if declared by the board of directors, ratably with any declaration or payment of any dividend on common stock. To date there have been no dividends declared or paid by the Company.

Liquidation

The holders of the preferred stock shall be entitled to receive, before and in preference to, any distribution of any assets of the Company to the holders of common stock, an amount equal to $0.001 per share, plus any declared but unpaid dividends.

NOTE 6 - STOCK WARRANTS

Common Stock warrants issued with the convertible and senior promissory notes carry a warrant liability feature which requires the Company to record a fair market value adjustment of the liability. The Company uses a Black Scholes Model for valuing the warrants.

The warrant liability is recorded on the balance sheet at time of issuance and the debt issuance costs and debt discount are amortized over the term of the notes. On a quarterly basis, the fair market value of the warrants is calculated by the Company and any change in value is recorded accordingly.

A fair market value adjustment of $746,519 and $2,550,244 was recorded at March 31, 2019 and 2018, respectively. The total liability for all common stock warrants issued by the Company is valued at $7,846,362 and $7,099,842 as of March 31, 2019 and December 31, 2018, respectively.

Stock warrant transactions for the period December 31,2018 through March 31, 2019 were as follows:

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 - STOCK WARRANTS (Continued)

	Warrants	Exercise Price
Warrants Outstanding & exercisable
at December 31, 2018	19,736,667	$.01-1.00

Warrants Outstanding & exercisable
at March 31, 2019	19,736,667	$.01-1.00

# of Shares under
Exercise Price	Warrants

$0.01	995,000
$1.00	18,741,667

Total Warrants	19,736,667

The common stock warrants have an expiration date of five years from the issuance date and an exercise price of $1.00. The common stock warrants issued to the placement agent have an expiration date of five years from the issuance date and an exercise price of $0.01.

The fair market value of the Company’s warrants is as follows:

Ending Balance at December 31, 2017	$340,636

Warrants issued during the period	3,144,256
Fair value adjustment	3,614,950
Ending Balance at December 31, 2018	7,099,842

Warrants issued during the period	-
Fair value adjustment	746,519
Ending Balance at March 31, 2019	7,846,361

NOTE 7 - LEASE OBLIGATIONS

The Company’s corporate offices are located at 91 43rd Street Pittsburgh, PA. On October 17, 2017, the Company signed a second amendment to its lease last amended on February 28, 2016. The lease, as amended, has a three-year term effective February 1, 2018, ending January 31, 2021.

The Company leases 17,417 square feet at this location, of which approximately 1,000 square feet are used for office space and 16,417 square feet is used for laboratory operations. The Company expects that this space will be adequate for its current office and laboratory needs. Rent expense was $109,575 and $113,922 for the three months ended March 31, 2019 and 2018, respectively.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 - LEASE OBLIGATIONS (Continued)

The Company’s remaining rent obligation as of March 31, 2019 is as follows:

Year Ended	Amount
2019	$295,088
2020	393,450
2021	65,575
$754,113

NOTE 8 - CAPITAL LEASE OBLIGATIONS

In December 2017, the Company financed the purchase of equipment with a value of $126,190, through a capital lease arrangement of $63,095 and from a note from Predictive of $63,095.

The value of the equipment is included in the laboratory equipment within the fixed assets on the condensed consolidated balance sheet. The Company satisfied the final payment on the lease in February 2019.

NOTE 9 - RETIREMENT SAVINGS PLANS

The Company has a pre-tax salary reduction/profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. In 2019 and 2018, the Company matched 25%, of the employees’ contribution up to 6.0% of their earnings. The employer contribution was $3,559 and $5,208 for the three months ended March 31, 2019 and 2018, respectively. There were no discretionary contributions to the plan in 2019 and 2018.

NOTE 10 - SALE OF PREFERRED STOCK

On January 12, 2018, Helomics issued 2,500,000 shares of its Series A Preferred Stock to Predictive. in exchange for 1,100,000 shares of Predictive common stock, with a market value of $.95 per share. The shares of Helomics preferred stock are convertible into 20% of the outstanding capital stock of Helomics. The 1,100,000 shares of Predictive common stock are being held in escrow for Helomics pursuant to an escrow agreement under which the shares will be released following a determination that Helomics’ revenues in any 12-month period have been equal to or greater than $8,000,000. Per the agreement there is no maturity date on the escrow agreement and the Company does not lose the right to the shares in escrow unless an agreement is reached to terminate the escrow agreement or the share exchange agreement.

The Company does not have the ability to trade these shares until the shares are released from escrow. The asset for this transaction is recorded on the balance sheet as equity investment. The Company recognized an unrealized gain of $143,000 in other income, reflective of the stock price of $0.75 at March 31, 2019. In addition, on February 27, 2018, Predictive converted a principal amount of $500,000 in secured notes into 833,333 shares of Helomics common stock. The Helomics shares held by Predictive, in the aggregate, represent 25% of the outstanding capital stock of Helomics on an as-converted basis as of March 31, 2019.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 - ACQUISITION

On June 28, 2018, the Company entered into a definitive merger agreement with Predictive to acquire the remaining outstanding stock. Under the terms of the deal, upon completion of the merger, all outstanding shares of Helomics stock not already held by Predictive would be converted into the right to receive 7,500,000 shares of newly issued Predictive stock, in addition to the 1,100,000 Predictive shares already issued to Helomics for Predictive’s initial 20% ownership in Helomics. The acquisition was completed on April 4, 2019 (see note 13).

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company has several legal claims brought against it in 2017 and 2018 from vendors seeking payment on past due invoices totaling $134,811. All claims were either settled with agreed upon payment plans or settlements are being negotiated with the vendors whereby all outstanding amounts will be paid in full, all of which the liability is captured in accounts payable. The Company expects no litigation in these matters and therefore believes there is no additional financial exposure, other than amounts already recorded within accounts payable. The Company does not have any other commitments or contingencies as of March 31, 2019.

NOTE 13 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 25, 2019, the dates on which the condensed consolidated financial statements were available to be issued.

A. NOTES PAYABLE – PREDICTIVE ONCOLOGY

On April 3, 2019, the Company received an advance of $250,000 in the form of a promissory note from Predictive. The promissory notes bear interest of 8% per annum. On April 4, 2019, at the close of acquisition by Predictive these notes and interest were eliminated.

B. ACQUISITION

On April 4, 2019, the acquisition of Helomics by Predictive was completed. (i) Upon completion of the acquisition Predictive acquired all outstanding shares of Helomics stock not already held and were converted into the right to receive a proportionate share of 4,000,000 shares of Predictive common stock and 3,500,000 shares of Series D Convertible Preferred Stock. The fair value of these shares on the date of issuance was $5,612,250; (ii) Predictive forgave notes and interest due from Helomics relating to previous cash advances equaling $2,210,381; (iii) Predictive eliminated debt of $7,633,326 owed by Helomics to noteholders by issuing 8,637,323 shares of common stock to the noteholders, the value of the shares was $6,463,309; (iv) At date of merger Helomics had 18,741,667 warrants issued to noteholders and agreed to issue an additional 5,000,000 warrants. Predictive issued 14,245,063 of Predictive warrants in exchange for warrants to purchase 23,741,772 shares of Helomics common stock to the Helomics noteholders agreeing to extinguish or extend their notes. An additional 597,000 warrants were exchanged for warrants held by other parties; the total consideration of all the exchanged warrants was valued by using the Black Scholes method and equaled $6,261,591; and, (v) Predictive’s acquisition of Helomics was a business combination achieved in stages, the initial 25% purchase of Helomics in 2018 was required to be revalued at current fair value on the Acquisition Date.